EXHIBIT 12(e)


                             BARRY I. HECHTMAN, P.A.
                           Certified Public Accountant

                                    Member of
                     Florida and American Institute of CPAs
                  Private Comapnies and Sec Practice Sections


8100 SW 81 Drive                                       Telephone: (305) 270-0014
Suite 210                                                    Fax: (305) 598-3695
Miami Florida, 33143-6603                            email: barrycpa@netzero.net



March 11, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Commissioners:

We have read the statements made by Duravest, Inc. which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of March, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ B I Hecktman, PA
Barry I Hechtman, PA